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                                UNUM CORPORATION
                        1987 EXECUTIVE STOCK OPTION PLAN


1.   PURPOSE.
     This plan shall be known as the UNUM 1987 Stock Option Plan (the "Plan"). The purpose of the Plan shall be to promote the profitability of UNUM CORPORATION and its subsidiaries (the "Company") by providing certain key employees with incentives to contribute to the success of the Company and by enabling the Company to attract, retain, and reward the best available personnel for positions of substantial responsibility. The terms "subsidiary" and "subsidiaries" as used herein shall mean corporations, a majority of the outstanding shares of voting stock of which is owned by the Company directly or indirectly. For purposes of the Plan, an Incentive Stock Option shall have the meaning set forth in Section 422A of the Internal Revenue Code of 1954, as amended (the "Code"); a Nonqualified Stock Option shall mean any stock option for shares other than an Incentive Stock Option.

2.   ADMINISTRATION.
     The Plan shall be administered by the Compensation Committee (the "Committee") of the Board of Directors of the Company (the "Board").

     Each member of the Committee shall be a person who is not eligible, and has not at any time within one year prior to his or her appointment to the Committee been eligible, for selection as a person to whom stock may be allocated or to whom stock options or stock appreciation rights may be granted pursuant to the Plan or any other plan of the Company or any of its subsidiaries. Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan and may from time to time adopt, amend, or rescind such rules and regulations for carrying out the Plan as it may deem appropriate. Decisions of the Committee on all matters relating to the Plan shall be in the Committee's sole discretion and shall be conclusive and binding on all parties, including the Company, the shareholders, and the Participants. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of Delaware and applicable Federal law.

3.   SHARES AVAILABLE FOR THE PLAN.
     Subject to adjustments as provided in Section 6, an aggregate of 2,500,000 shares of common stock of $.10 par value of UNUM Corporation ("Shares") may be issued pursuant to the Plan. Such Shares may represent either previously unissued shares or treasury shares. If any option granted under the Plan shall expire or terminate unexercised or for any reason become unexercisable as to any shares, such unpurchased shares shall thereafter be available for further grants under the Plan unless the related Stock Appreciation Rights are exercised.
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4.   PARTICIPATION.
     (a) Participation in this Plan shall be limited to those key employees of the Company selected at the sole discretion of the Committee. Nothing in the Plan or in any option or right granted thereunder shall confer any right on an employee to continue in the employ of the Company or shall interfere in any way with the right of the Company to terminate employment at any time.

     (b) Directors who are also employees and officers of the Company shall be eligible to receive options and rights under the Plan. Members of the Board of Directors who are not also employees of the Company and all members of the Committee shall be ineligible to receive either options or rights under the Plan.

     (c) Options and rights may be granted to such persons and for such respective number of shares as the Committee, in its absolute discretion, shall determine (such individuals to whom options and rights are granted are being herein called "Optionees"). A grant of an option or right in any one year to an eligible employee shall neither guarantee nor preclude a grant to such employee in subsequent years.

5.   TERMS AND CONDITIONS OF OPTIONS.
     The Committee may from time to time select key employees to whom stock options shall be granted as Incentive Stock Options within the meaning of
     Section 422A of the Code or as Nonqualified Stock Options or any combination thereof as the Committee shall decide. The options granted shall take such form as the Committee shall determine, subject to the following terms and conditions.

     (a) PRICE. The purchase price per share deliverable upon the exercise of each option shall not be less than 100% of the Fair Market Value of the shares on the date the option is granted. Fair Market Value shall be the average price of the high and low sale prices of the shares on the New York Stock Exchange composite tape or such other recognized market source as determined by the Committee from time to time on the date the option is granted, or, if there is no sale on such date, then such average price on the last previous day on which a sale is reported. In the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of UNUM Corporation or any of its subsidiaries, such price per share shall not be less than 110% of the Fair Market Value of the shares on the date the option is granted.

     (b) PAYMENT. Options may be exercised only upon payment of the purchase price thereof in full. With respect to a Nonqualified Stock Option, such payment shall be made in cash or, at the discretion of the Committee, in shares, which shall have a value at least equal to the aggregate exercise price of the shares being purchased, or a combination of cash and shares.


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          The value of shares so tendered shall be established in accordance with methods determined by the Committee. With respect to an Incentive Stock Option, payment of the exercise price shall be made in cash. The Optionee shall be entitled to elect to pay all or a portion of the exercise price for options granted under this Plan and any withholding taxes in connection with such exercise by having the shares of Common Stock to be issued by UNUM Corporation pursuant to such exercise sold by a broker-dealer under circumstances meeting the requirements of 12 C.F.R. Section 220.

     (c) TERMS OF OPTIONS. The term during which options may be exercised shall be determined by the Committee. Except as otherwise provided in this Section 5(c), in no event shall an option be exercisable in whole or in part less than one year, or more than ten years from the date it is granted, provided further that, in the case of the grant of an Incentive Stock Option to an employee who at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of UNUM Corporation or any of its subsidiaries, in no event shall such option be exercisable more than five years from the date of the grant. All rights to purchase shares pursuant to an option shall, unless sooner terminated, expire at the date designated by the Committee.

          The Committee shall determine the date on which each option shall become exercisable and may provide that an option shall become exercisable in installments. The shares comprising each installment may be purchased in whole or in part at any time after such installment becomes exercisable, except that the exercise of an Incentive Stock Option shall be further restricted as set forth herein. The Committee may, in its sole discretion, accelerate the time at which any option may be exercised in whole or in part. In the case of the death, disability or retirement of an optionee, the Committee may exercise such discretion to accelerate the time at which any option may be exercised to a date less than one year from the date of grant, provided however, that in no event may a Stock Appreciation Right become exercisable less than six months from the date of grant. The option agreement evidencing an option granted under the Plan may contain such provisions limiting the acceleration of the exercise of options as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock or cash received by the holder from the Company.

          Unless otherwise provided herein, an Optionee may exercise an option only if he or she is, and has continuously been since the date the option was granted, an employee of the Company.

          Prior to the exercise of the option and delivery of the stock represented thereby, the Optionee shall have no rights to any dividends nor be entitled to any voting rights on any stock represented by outstanding options.


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          Notwithstanding anything to the contrary contained herein, and notwithstanding any contrary waiting period or installment period in any option agreement or in the Plan, each outstanding option granted under the Plan shall become exercisable in full for the aggregate number of shares covered thereby in the event of a Change in Control (as hereinafter defined).

          For purposes of this Plan, a Change in Control shall be deemed to have occurred upon the first to occur of the following events:

            (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than the Company or any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing more than 40% of the number of the Company's then outstanding securities;

           (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Subsection 5(c)(i), (iii) or (iv) of this Section 5(c)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

          (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the number of outstanding securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

           (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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     (d)  LIMITATIONS ON GRANTS.  The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of stock with respect to which Incentive Stock Options are exercisable for the first time by an optionee during any calendar year may not exceed $100,000.

     (e) TERMINATION OF EMPLOYMENT. Except as provided below, if an Optionee ceases to be an employee other than by reason of death, retirement or disability, any then outstanding options may be exercised any time before their expiration date or within three months after the date of termination, whichever is earlier, but only to the extent that such options were exercisable when employment ceased, absent a determination by the Committee to the contrary; provided, however, that if a Participant is terminated for cause the Committee may determine that no option may be exercised at any time after the termination date.

          If an Optionee's employment terminates because of death or disability, all then outstanding options previously granted to the Optionee will become exercisable. In the case of death of the Optionee, such options may be exercised at any time before their expiration date or within three years after the date of termination, whichever is earlier. In the case of permanent disability, such options may be exercised at any time before their expiration date.

          If an Optionee's employment terminates because of retirement prior to January 1, 1995, any then outstanding options may be exercised any time before their expiration or within three years after the date of termination, whichever is earlier, but only to the extent that such options were exercisable when employment ceased, absent a determination by the Committee to the contrary. If an Optionee's employment terminates because of retirement on or after January 1, 1995, any then outstanding options may be exercised any time before their expiration or within five years after the date of termination, whichever is earlier, but only to the extent that such options were exercisable when employment ceased, absent a determination by the Committee to the contrary.

     (f) TRANSFERABILITY. No option or right shall be transferable by an employee otherwise than by will or the laws of descent and distribution, and during the lifetime of the employee to whom an option or right is granted it may be exercised only by him or his guardian or legal representative, but Incentive Stock Options may be exercised by such guardian or legal representative only if permitted by Section 422A and related sections of the Code and any regulations promulgated thereunder.

     (g) LISTING AND REGISTRATION. Each option shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, the listing, registration, or qualification of the shares subject to such option


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          upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such option or the issue or purchase or Shares thereunder, no such option may be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

     (h) OPTION AGREEMENT. Each employee to whom an option may be granted shall enter into an agreement with the Company, which shall contain such provisions, consistent with the provisions of the Plan, as may be established by the Committee.

     (i) WITHHOLDING. The Company shall have the right to require a payment from an optionee to cover any applicable withholding or other employment taxes due upon the exercise of an option.

     (j) STOCK OPTIONS. In no event shall any stock option granted after May 15, 1989 be exercisable through payment of the exercise price in cash during the period of one year following a hardship distribution under the UNUM Employees Retirement Savings Plan and Trust, as defined therein.

6.   ADJUSTMENTS.
     In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of the Company, the Committee shall make such adjustments as it deems appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the options granted, and in the purchase price of outstanding options. In the event of any merger, consolidation or other reorganization in which the Company is not the surviving or continuing corporation, all options and Stock Appreciation Rights granted hereunder and outstanding on the date of such event shall be assumed by the surviving or continuing corporation with appropriate adjustment as to the number and kind of shares and purchase price of the shares.

7.   TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.
     The Committee shall have the authority to grant Stock Appreciation Rights in connection with the grant of options under this Plan to any Optionee. The exercise of an option shall result in an immediate forfeiture of its corresponding right, and the exercise of a right shall cause an immediate forfeiture of its corresponding option. Stock Appreciation Rights shall be subject to such other terms and conditions as the Committee may specify. A Stock Appreciation Right granted in relation to an Incentive Stock Option shall expire at the same time as the related option expires and shall be transferable only when the related option is transferable, and under the same conditions.


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8.   EXERCISE OF STOCK APPRECIATION RIGHTS.
     (a) Stock Appreciation Rights granted in connection with Incentive Stock Options and, unless otherwise provided by the Committee, all other Stock Appreciation Rights granted under this Plan shall be exercisable only to the extent the related option is exercisable and only in accordance with the instrument evidencing such right. No Stock Appreciation Right may be exercised unless the Fair Market Value of a share on the date of exercise exceeds the purchase price per share under the option to which the Stock Appreciation Right corresponds.

     (b) Upon the exercise of a Stock Appreciation Right, the Optionee shall be entitled to a distribution in an amount equal to the difference between the Fair Market Value of a Share on the date of exercise as determined by the Committee, less the purchase price per Share under the option to which the Stock Appreciation Right corresponds. The Committee, in its sole discretion, shall decide whether such distribution shall be in cash or in Shares. In the event distribution is made in Shares, any fractional shares due shall be disregarded.

     (c) The Company shall have the right to require a payment from an employee to cover any applicable withholding or other employment taxes due upon the exercise of a Stock Appreciation Right.

     (d) The provisions of this subsection shall apply to Optionees who are or who hereafter may be subject to Section 16(b) of the Securities Exchange Act of 1934. No Stock Appreciation Right shall be exercised for cash in complete or partial settlement of such right unless such exercise shall occur during the period beginning on the third business day following the date of release for publication by the Company of quarterly and annual summary statements of sales and earnings and ending on the twelfth business day following such date. No Stock Appreciation Right or related option may be exercised for cash in complete or partial settlement of such right during the first six months of its term, except in the event the death or disability of the holder occurs prior to the expiration of such six month period.

8A. An Optionee who is required under Section 5(i) or 8(c) of this Plan to make any payment to the Company to cover withholding or other employment taxes may elect to satisfy such obligation by tendering to the Company the number of Shares to the Company's common stock whose Fair Market Value equals the amount required to be withheld.

9.   TERMS AND CONDITIONS OF LIMITED RIGHTS.
     (a) The Committee shall have the authority to grant Limited Rights in connection with the grant of options under this Plan to any Optionee, and such rights may be granted either at or after the time of the grant of such option.


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          Limited Rights or any applicable portion thereof granted with respect to a given option shall terminate and no longer be exercisable upon the termination of the related option. Upon the exercise of an option, the related Limited Right shall cease to be exercisable to the extent of the Shares with respect to which such option is exercised.

          A Limited Right related to an option may be exercised by an Optionee, in accordance with this Section 9, by surrendering the applicable portion of the related option. Upon such exercise and surrender, the Optionee shall be entitled to receive an amount determined in the manner prescribed in this Section 9.

     (b) Limited Rights shall only be exercisable during the 30 day period following a Change in Control and only to the extent that the options to which they relate shall be exercisable in accordance with the provisions of the Plan; provided, however, that no Limited Right shall be exercisable during the first six months of the term of the Limited Right (except that this additional limitation shall not apply in the event of death or disability of the Optionee prior to the expiration of the six-month period).

     (c) Upon the exercise of a Limited Right related to an option, an Optionee shall be entitled to receive an amount in cash equal in value to the excess of the higher of (i) the highest price per share paid in connection with the Change in Control or (ii) the highest fair market value per share as reported in the Wall Street Journal at any time during the 60 day period preceding the Change in Control of one share over the option price per share specified in the related option, such excess to be multiplied by the number of shares in respect of which the Limited Right shall have been exercised.

     (d) Limited Rights shall be subject to such other terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee. This Section 9 shall be interpreted in accordance and consistent with the principles set forth in Rule 16b-3 of the Securities Exchange Act of 1934.

10.  TERMINATION AND MODIFICATION OF THE PLAN.
     The Board of Directors, without further approval of the shareholders, may modify or terminate this Plan and from time to time may suspend, and if suspended, may reinstate any or all of the provisions of this Plan except that no modification or termination of this Plan may, without the consent of the Optionee, alter or impair any option previously granted under this Plan and that no modification shall become effective without prior approval of the shareholders which would (a) increase (except as provided in Section
     6) the maximum number of shares for which options may be granted under the Plan; (b) reduce the option price which may be established under the Plan;
     (c) extend the maximum option term under the Plan beyond ten years, or (d) change the Plan's eligibility requirements. The Chief Executive Officer shall be authorized to make minor or


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     administrative modifications to the Plan as well as modification to the
     Plan which may be dictated by requirements of federal or state statutes applicable to the Company or authorized or made desirable by such statutes. No modification or termination of the Plan shall, without the Optionee's consent, alter or impair any of their rights or obligations under any option or right theretofore granted to him or her under the Plan. Unless previously terminated, the Plan shall terminate on December 31, 1996.

11.  EFFECTIVE DATE.
     The effective date of the Plan shall be January 1, 1987.


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